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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arkansas Best Corporation of our report dated January 20, 2003, except for Note S, as to which the date is January 23, 2003, included in the 2002 Annual Report to Stockholders of Arkansas Best Corporation.

Our audits also included the financial statement schedule of Arkansas Best Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102816) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan, the Registration Statement (Form S-8 No. 333-102815) pertaining to 2002 Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 333-52970) pertaining to the Arkansas Best Corporation Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 333-93381) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan, the Registration Statement (Form S-8 No. 333-69953) pertaining to the Arkansas Best Corporation Voluntary Savings Plan, the Registration Statement (Form S-8 No. 333-61793) pertaining to the Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 333-31475) pertaining to the Arkansas Best Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-66694) pertaining to the Arkansas Best Corporation Disinterested Director Stockholder Plan and the Registration Statement (Form S-8, No. 33-52877) pertaining to the Arkansas Best 401(k) Savings Plan, of our report dated January 20, 2003, except for Note S, as to which the date is January 23, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Arkansas Best Corporation.


                                        Ernst & Young LLP

Little Rock, Arkansas
February 27, 2003